Exhibit 19.1 NEUROCRINE BIOSCIENCES, INC. INSIDER TRADING POLICY INTRODUCTION During the course of your relationship with Neurocrine Biosciences, Inc. (the “Company”), you may receive material information that is not yet publicly available (“material nonpublic information”) about the Company or another publicly-traded company with which the Company has business dealings. Material nonpublic information may give you, or someone you pass that information on to, an advantage over others when deciding whether to buy, sell or otherwise transact in the Company’s stock or the stock of another publicly-traded company. This policy sets forth guidelines and restrictions with respect to transactions in the Company’s securities by our employees, directors, consultants and the other persons subject to this policy as described below. PERSONS COVERED This Insider Trading Policy applies to all employees, directors and consultants of the Company and its subsidiaries. It also applies to their family members who reside with them, anyone else who lives in their households and any family members who do not live in their households but whose transactions in the Company’s securities are directed by, or subject to, their influence or control (“Related Persons”). You are responsible for making sure that your Related Persons comply with this Insider Trading Policy. STATEMENT OF POLICY It is the Company’s policy that any person covered by this Insider Trading Policy who is aware of material nonpublic information may not, directly or indirectly: (a) engage in any transactions in the Company’s securities, except as otherwise specified under the heading “Exceptions” below; (b) recommend the purchase or sale of any of the Company’s securities; (c) disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, such as family, friends, business associates and investors, unless the disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or (d) assist anyone engaged in the above activities. In addition, it is the Company’s policy that no person subject to this policy who, in the course of working for the Company, learns of or is otherwise aware of material nonpublic information about another publicly traded company with which the Company does business, including a vendor, partner or collaborator of the Company (a “Third Party”), may trade in that company’s securities until the information becomes public or is no longer material. 2 These prohibitions are absolute. They apply even if your decision to trade is not based on such material nonpublic information. Also, they apply to transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) and also to very small transactions. All that matters is whether you are aware of any material nonpublic information at the time of the transaction. The U.S. federal securities laws do not recognize any mitigating circumstances. IT IS ALSO IMPORTANT TO NOTE THAT THE LAWS PROHIBITING INSIDER TRADING ARE NOT LIMITED TO TRADING BY THE INSIDER ALONE; ADVISING OTHERS TO TRADE ON THE BASIS OF MATERIAL NONPUBLIC INFORMATION IS ILLEGAL AND SQUARELY PROHIBITED BY THIS INSIDER TRADING POLICY. LIABILITY IN SUCH CASES CAN EXTEND BOTH TO THE “TIPPEE”—THE PERSON TO WHOM THE INSIDER DISCLOSED MATERIAL NONPUBLIC INFORMATION—AND TO THE “TIPPER,” THE INSIDER HIMSELF OR HERSELF. ACCORDINGLY, YOU CAN BE HELD LIABLE FOR YOUR OWN TRANSACTIONS, AS WELL AS THE TRANSACTIONS BY A TIPPEE AND EVEN THE TRANSACTIONS OF A TIPPEE’S TIPPEE. EXCEPTIONS Please note that, generally, transactions directly with the Company, i.e., option exercises or purchases under the Company’s employee stock purchase plan, are not subject to the restrictions set forth in this Insider Trading Policy. Furthermore, this Insider Trading Policy does not apply to the surrender of stock directly to the Company or sale of stock required by the Company to satisfy tax withholding obligations as a result of the issuance of stock upon vesting or exercise of restricted stock units, options or other equity awards granted under the Company’s equity compensation plans. However, the voluntary sale or other disposition of such stock received upon exercise or vesting of any such equity awards or purchased under the Company’s employee stock purchase plan in connection with or after such exercise or purchase (for example, as part of a broker-assisted cashless exercise) is fully subject to these restrictions, whether or not the sale was for the purpose of generating the cash needed to pay the exercise price or pay taxes. In addition, purchases or sales pursuant to a written plan (a “10b5-1 Plan”) that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be made without restriction, provided that the 10b5-1 Plan was adopted in accordance with Rule 10b5-1 (and the Company’s Rule 10b5-1 Trading Plan Policy, for individuals covered by that Policy). MATERIAL NONPUBLIC INFORMATION As a practical matter, it is sometimes difficult to determine whether you possess material nonpublic information. The key to determining whether nonpublic information you possess about a public company is material is whether dissemination of the information would be likely to affect the market price of the company’s stock or would be likely to be considered important by investors who are considering trading in that company’s stock. Certainly, if the information makes you want to trade, it would probably have the same effect on others. Both positive and negative information can be material. 3 Although this is by no means an exhaustive list, information about the following items may be considered to be material nonpublic information until it is publicly disseminated: (a) regulatory developments; (b) clinical developments; (c) financial results or forecasts; (d) major new products or product candidates; (e) establishment of, or developments in, strategic partnerships, joint ventures or similar collaborations; (f) communications with government agencies; (g) strategic plans; (h) potential mergers, acquisitions, tender offers or the sale of assets of the Company or a subsidiary thereof; (i) significant writeoffs; (j) potential acquisitions of additional products, product candidates or technology; (k) notice of issuance of patents or the acquisition of other material intellectual property rights; (l) significant changes or developments in the biopharmaceutical industry; (m) new major contracts, suppliers, distributors, or financing sources, or the loss thereof; (n) significant changes or developments in manufacturing or supply; (o) significant pricing changes; (p) events regarding the Company’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits, or public or private equity/debt offerings); (q) significant changes in control or senior management; (r) significant changes in compensation policy; (s) bankruptcies or receiverships; (t) actual or threatened major litigation, or a major development in or the resolution of such litigation; and (u) change in auditors or a notification that the Company can no longer rely on an auditor’s report. 4 When information is considered public The prohibition on trading when you have material nonpublic information lifts once that information becomes publicly disseminated. But for information to be considered publicly disseminated, it must be widely disseminated through a press release, a filing with the Securities and Exchange Commission, or other widely disseminated announcement consistent with Regulation FD. Once information is publicly disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. Generally speaking, information will be considered publicly disseminated for purposes of this policy only after one full trading day has elapsed since the information was publicly disclosed. For example, if the Company announces material nonpublic information before trading begins on Wednesday, then you may execute a transaction in the Company’s securities on Thursday; if the Company announces material nonpublic information after trading ends on Thursday, then you may execute a transaction in the Company’s securities on Monday. Depending on the particular circumstances, the Company may determine that a longer waiting period should apply to the release of specific material nonpublic information. PROHIBITED TRANSACTIONS No officer, director, other employee or consultant of the Company may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, any of the Company’s stock, including without limitation, borrowing against such stock, at any time. A contribution, transfer or exchange of the Company’s securities to an exchange fund not designed to hedge any decrease in the market value of the Company’s equity securities shall not be considered a form of hedging and is not prohibited under this section; however, such contribution shall be subject to the other provisions of this Insider Trading Policy applicable to trading in the Company’s securities, including the section below captioned “Window Period and Pre-Clearance Restrictions.” WINDOW PERIOD AND PRE-CLEARANCE RESTRICTIONS Because the directors, officers and such other employees of the Company as the Chief Financial Officer or Chief Legal Officer may designate from time to time because to their access to sensitive information (collectively, “Covered Individuals”) are most likely to possess material nonpublic information due to the nature of their roles within the Company, we ask them to observe certain additional restrictions designed to minimize the risk of apparent or actual insider trading. Specifically, each Covered Individual may engage in transactions in the Company’s securities only during a “window period” that opens after one full trading day has elapsed after general public release of the Company’s annual or quarterly revenues through the 15th of the calendar month at the end of the quarter. This “window” may be closed early, may not open or may be closed from time to time if, in the judgment of the Company’s Chief Executive Officer, Chief Financial Officer, and/or Chief Legal Officer, there exists undisclosed information that would make trades by Covered Individuals inappropriate, including due to events, developments or information unrelated to the Company’s financial results. A Covered Individual who believes that special circumstances require him or her to trade outside the window period should consult with the Company’s Chief Financial Officer or Chief Legal Officer. Permission to trade outside the window will be granted only where the circumstances are extenuating and there appears to be no significant risk that the trade may subsequently be questioned.

5 In addition, a Covered Individual that is a member of the Management Committee or a director of the Company or its subsidiaries may not engage in a transaction in the Company’s securities at any time without first obtaining pre-clearance of the transaction from the Company’s Chief Financial Officer, Chief Legal Officer or their designee (collectively, the “Pre-Clearance Individuals”) in advance of the proposed transaction. Pre-cleared transactions not completed within five business days shall require new pre-clearance under the provisions of this paragraph. The Company may, at its discretion, shorten such period of time. Advance notice of gifts or an intent to exercise an outstanding stock option by persons subject to this paragraph shall also be given to a Pre-Clearance Individual. Any transaction under a 10b5-1 Plan that was adopted in accordance with Rule 10b5-1 and reviewed by the Chief Legal Officer or his designee prior to its establishment pursuant to the Company’s Rule 10b5-1 Trading Plan Policy will be deemed to be a pre-cleared transaction so long as the transaction is conducted and completed in accordance with such 10b5-1 Plan; however, to the extent possible, advance notice of upcoming transactions effected pursuant to such 10b5-1 Plan shall be given to a Pre-Clearance Individual. Upon the completion of any transaction, the relevant Covered Individual must immediately notify a Pre- Clearance Individual so that the Company may assist the Covered Individual in complying with his or her reporting obligations under Section 16 of the Exchange Act, if applicable. SHORT-SWING TRADING/SECTION 16 REPORTS Officers and directors of the Company subject to the reporting obligations under Section 16 of the Exchange Act should take care not to violate the prohibition on short-swing trading (Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144), and should file with the Securities and Exchange Commission all appropriate Section 16(a) reports (Forms 3, 4 and 5). OTHER MATTERS Anyone who engages in insider trading or otherwise violates this Insider Trading Policy is subject to both civil liability and criminal penalties, including imprisonment, as well as disciplinary action by the Company, up to and including termination for cause. This Insider Trading Policy will continue to apply to your transactions in the Company’s or a Third Party’s stock even after your employment or service with the Company has terminated. If you are in possession of material nonpublic information when your employment or service terminates, you may not trade in the stock of the Company or the Third Party, as applicable, until the information has become public or is no longer material. In addition, if you are a Covered Individual and you leave the Company at a time when the Company’s trading window is closed, then you may not engage in transactions in the Company’s securities until the trading window has re-opened. An employee, director or consultant who has questions about these matters should speak with his or her own attorney or to the Company’s Chief Legal Officer. An employee, director or consultant of the Company who knows of or suspects a violation of this Insider Trading Policy should report the violation immediately to the Company’s Chief Financial Officer or Chief Legal Officer through the procedures for anonymous reporting outlined in the Company’s Code of Business Conduct and Ethics. The Company and its subsidiaries will comply with all requests from the Securities and Exchange Commission, The Nasdaq Stock Market and other agencies for information related to insider trading investigations. NEUROCRINE BIOSCIENCES, INC. INSIDER TRADING POLICY CERTIFICATION To NEUROCRINE BIOSCIENCES, INC. I, , have received and read a copy of the Insider Trading Policy of Neurocrine Biosciences, Inc. (the “Company”). I hereby agree to comply with the specific requirements of the policy in all respects during my employment or other service relationship with the Company. I understand that this policy constitutes a material term of my employment or other service relationship with the Company, and that my failure to comply in all respects with the policy is a basis for termination for cause. (Signature) (Name) (Date)